Exhibit 10.3

THE SECURITIES REPRESENTED BY THIS AGREEMENT AND ISSUABLE UPON THE EXERCISE OF THE OPTION EVIDENCED HEREBY (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY REGARDING COMPLIANCE WITH AND THE AVAILABILITY OF ANY SUCH STATE SECURITIES LAWS.

INVESTMENT OPTION AGREEMENT

This INVESTMENT OPTION AGREEMENT, dated as of August 31, 2006, by and between SOLIDUS NETWORKS, INC., a Delaware corporation (the “Optionee”) and WINWIN GAMING, INC., a Delaware corporation (the “Company”). Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to those terms in the JV Agreement (as defined below).

BACKGROUND

The Optionee and the Company are parties to a Second Amended and Restated Joint Venture Agreement, dated August 31, 2006 (the “JV Agreement”). It is a condition precedent of the Initial Closing that the Company grant to the Optionee this option to acquire an additional number of shares of the Company’s Series A-1 Preferred Stock, prior to the Filing Date (as defined below), or Series A Preferred Stock, from and after the Filing Date, such that upon exercise of this option, the Optionee will be the beneficial owner of a percentage of the Company’s outstanding common stock on a Fully Diluted Basis (as defined below) indicated by the Optionee on the Option Notice (as defined below) after giving effect to the exercise of this Option (the “Election Percentage”), which Election Percentage may not be greater than eighty percent (80%).

The Company is issuing shares of its Series A-1 Preferred Stock to the Optionee at the Initial Closing and is seeking stockholder approval of the adoption and filing of the Restated Charter under which, among other things, its Series A Preferred Stock will be authorized, each outstanding share of Series A-1 Preferred Stock will be automatically converted into one tenth of a share of Series A Preferred Stock and additional shares of common stock will be authorized such that there will be sufficient authorized common stock for issuance upon the conversion of the Series A Preferred Stock. The date of the filing of the Restated Charter is referred to herein as the “Filing Date”.

NOW, THEREFORE, in consideration of the premises, mutual covenants herein set forth and other good and valuable consideration, subject to the terms and conditions herein, the Company and the Optionee hereby agree as follows:

1.  Grant of Option; Term; Exercise Price.

(a)  Subject to the terms and conditions herein, the Company hereby grants to the Optionee an option (the “Option”), prior to the Filing Date, to acquire a number of shares of the Company’s Series A-1 Preferred Stock, and from and after the Filing Date, to purchase a number of shares of the Company’s Series A Preferred Stock (such shares of Series A-1 Preferred Stock or Series A Preferred Stock, as applicable, being referred to herein as the “Option Shares”) that, together with other securities of the Company held by the Optionee at the time of exercise, constitute a percentage of the common stock of the Company on a Fully Diluted Basis after giving effect to the exercise of the Option equal to the Election Percentage. For purposes of this Agreement, “Fully Diluted Basis” means the number of shares of the Company’s Common Stock outstanding assuming, for such purpose, the exercise, exchange, or conversion into Common Stock of the Company of all options, warrants and other securities of the Company that are exercisable or exchangeable for, or convertible into, Common Stock at the time of the exercise of the Option.

(b)  The Option is exercisable by Optionee’s delivery to the Company of an Exercise Notice at any time from the date of this Investment Option Agreement until Midnight Pacific Time on the date that is third anniversary of the date of this Investment Option Agreement (the “Exercise Period”); provided, however, that the Option shall automatically terminate upon the closing of the sale of all or substantially all of the assets of the Optionee, or upon the closing of a merger, consolidation or similar transaction in which the stockholders of the Optionee as of immediately prior to the transaction do not own a majority of the voting power of the surviving company as of immediately following such transaction.

(c)  The exercise price per Option Share (the “Exercise Price”) shall be equal to the fair market value of a share of the Company’s Series A-1 Preferred Stock or Series A Preferred Stock, as applicable, as of the date of exercise as determined by an Appraisal (as defined below). Whenever this Option calls for an “Appraisal,” the fair market value of the Option Shares will be determined on the basis of the value of the percentage of the entire Company represented by the Option Shares at the time of determination in accordance with the following mechanism. A representative of the Optionee and a representative of the Company shall attempt to negotiate a mutually agreeable fair market value within thirty (30) days of the date that the Company receives an Exercise Notice from the Optionee. If the representatives are unable to reach an agreement within such time period, each of the Optionee and the Company will at its own cost appoint a nationally recognized investment banking firm as an appraiser of the value of the Option Shares. Each of the investment banking firms shall separately determine, within forty-five (45) days of the end of such thirty (30) day period, the fair market value of the shares taking into account the fact that the exercise of the Option may involve the acquisition of a controlling interest in the Company by the Optionee to the extent that the Optionee does not already own a controlling interest in the Company. Each of the investment banking firms shall express its valuation as a single number in US dollars. The mid-point of the valuations (the “Mid-Point”) will then be calculated by dividing the sum of the separate valuations by two (2). To the extent that each valuation is within the range which is 10% above or 10% below the Mid-Point (the “Range”), the Mid-Point shall be used. If either or both of the valuations falls outside of the Range, then the parties shall jointly choose (or if the parties are unable to so jointly choose within three (3) business days, the two appraisers shall choose) a disinterested nationally recognized investment banking firm as a third appraiser, at a cost to be shared on an equal basis between the parties, to complete an appraisal within an additional forty-five (45) days, which appraisal shall be equal to or somewhere between the two prior appraisals and such third appraisal shall be the final and binding determination of the fair market value.

(d)  The Exercise Price shall be payable in cash; provided, however, that if at the time the Option is exercised there is a public trading market for the Optionee’s common stock, then, at the option of the Optionee, the Optionee may pay the Exercise Price in cash or registered (“free-trading”) shares of the Optionee’s common stock, or a combination thereof. If the Optionee elects to pay the Exercise Price, in whole or in part, by delivery of registered shares of the Optionee’s common stock, then such shares shall be valued at the average closing price of the Optionee’s common stock over a period of twenty (20) trading days prior to the exercise of the Option.

(e)  this Investment Option Agreement shall terminate and cease to be effective on the date on which the JV Agreement is validly terminated in accordance with Section 13 thereof.

2.  Exercise Procedure.

(a)  Procedure.

(i)  The Optionee may exercise the Option, in whole, but not in part, at any time during the Exercise Period, by delivering to the Company a written notice duly signed by the Optionee indicating that the Optionee is exercising the Option and the Election Percentage (the “Exercise Notice’). The Option shall not be deemed exercised, however, until full payment in an amount equal to the full purchase price for the Option Shares has been made. Optionee may withdraw the Exercise Notice and elect not to exercise the Option at any time before making full payment.

(ii)  Following receipt by the Company of such Exercise Notice and full payment of the Exercise Price, the Company shall issue, as soon as practicable, a stock certificate for the Option Shares in the name as designated by the Optionee and deliver the certificate to the Optionee.

(b)  Other Terms. Other than the terms regarding pricing and consideration set forth in Section 1 of this Investment Option Agreement, the issuance and sale of the Option Shares shall be subject to the same conditions of and on the same terms as the issuance and sale of the Second Closing WinWin Shares in the Second Closing.

(c)  Legend. If the Option Shares are not then covered by a registration statement, each certificate for the Option Shares shall bear a legend that is substantially similar to the following:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

3.  Rights of Optionee. The Optionee shall not have any rights to dividends or any other rights of a stockholder with respect to any Option Shares until such Option Shares shall have been issued to Optionee (as evidenced by the appropriate entry on the transfer books of the Company).

4.  Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile, to a Party's address or facsimile number as follows:

if to WinWin: WinWin Gaming, Inc.

8687 West Sahara, Suite 201
Las Vegas, NV 89117
Tel: (702) 212-4530
Fax: (702) 212-4553
Attention: Patrick Rogers

with a copy to:
Thelen Reid & Priest LLP
701 Eighth Street, N.W.
Washington, D.C.  20001
Tel: 202.508.4281
Fax: 202.654.1804
Attention: Louis A. Bevilacqua

if to PBT: Solidus Networks, Inc.

101 Second Street, Suite 1100
San Francisco, California 94105
Tel: (415) 281-2200
Fax: (415) 281-2202
Attention: Gus Spanos

with a copy to:
Cooley Godward llp
101 California Street, 5th Floor
San Francisco, CA 94111-5800
Tel: (415) 693-2000
Fax: (415) 693-2222
Attention: Kenneth L. Guernsey

or at such other address or facsimile number as a Party may designate by giving at least ten days' advance written notice to the other Party. All such notices and other communications shall be deemed given upon (I) receipt or refusal of receipt, if delivered personally, (II) three days after being placed in the mail, if mailed, or (III) confirmation of facsimile transfer, if faxed.

5.  Binding; Assignment. Optionee shall not assign this Agreement, or any rights hereunder, without the Company's prior written consent. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors and permitted assigns, if any.

6.  Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in San Francisco, California, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

7.  Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.

8.  Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the conflicts of law principles thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Option Agreement as of the date first set forth above.

Solidus Networks, Inc. By:_______________________ Name: Title:
WinWin Gaming, Inc. By: /s/ Patrick O. Rogers Name: Patrick O. Rogers Title: President/CEO

[Signature page to Investment Option Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Option Agreement as of the date first set forth above.

Solidus Networks, Inc. By: /s/ Steve Zelinger Name: Steve Zelinger Title: EVP & GC
WinWin Gaming, Inc. By:______________________ Name: Title:

[Signature page to Investment Option Agreement]